Exhibit 10.1

KINDRED HEALTHCARE, INC.

2001 EQUITY PLAN FOR

NON-EMPLOYEE DIRECTORS

(AMENDED AND RESTATED)

ARTICLE 1. PURPOSE

The purpose of this amended and restated 2001 Equity Plan for Non-Employee Directors is to promote the interests of Kindred Healthcare, Inc., its subsidiaries and shareholders, by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. As used in the Plan, defined terms shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

(a) “Affiliates” shall mean any of the Company’s direct or indirect “subsidiaries” (within the meaning of Section 424 of the Code), except that partnerships, limited liability companies and other entities shall be treated as corporations for purposes of applying the definition of the term “subsidiary.”

(b) “Award” shall mean an Option or Restricted Shares, as the context may require.

(c) “Award Agreement” shall mean an Option Agreement or a Restricted Share Agreement, as the context may require.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in an Award Agreement, a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Affiliates.

(f) “Change in Control” shall mean any of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) the consummation of an agreement approved by the Company’s shareholders which provides for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

(iii) during any two-year period, commencing after the effective date of the Plan, individuals who at the date on which the period commences constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board; or

(iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” shall mean the Executive Compensation Committee of the Board or such other committee as the Board shall designate from time to time.

(i) “Company” shall mean Kindred Healthcare, Inc., a Delaware corporation.

(j) “Disability” shall mean a physical or mental condition that would make the Non-Employee Director unable to perform such director’s duties for a continuous period of not less than six months. For purposes of this Plan, a Non-Employee Director shall be deemed to have ceased to be a director as a result of a Disability for purposes of this Plan on the date as of which the Non-Employee Director is determined to have the Disability by the Board.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or any national or regional stock exchange in which the Shares are primarily traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or a national or regional stock exchange, or if the Committee determines that trading does not reflect an accurate value, the Fair Market Value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

(m) “Grantee” shall mean a Non-Employee Director who has been granted an Option or Restricted Shares, or the personal representative, heir or legatee of a Grantee who has the right to exercise the Option or receive the Restricted Shares upon the death of the Non-Employee Director.

(n) “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any of its Affiliates.

(o) “Option” shall mean an option to purchase Shares granted to a Grantee pursuant to the Plan.

(p) “Option Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.

(q) “Option Spread” shall mean, with respect to an Option, the excess if any, of the Fair Market Value of a Share as of the date of exercise of the Option over the Option Exercise Price (defined in Section 4.3).

(r) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(s) “Plan” shall mean this 2001 Equity Plan for Non-Employee Directors (Amended and Restated), as the same may be amended from time to time.

(t) “Restricted Share Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of Restricted Shares and containing terms and conditions concerning such Restricted Shares.

(u) “Restricted Shares” shall mean restricted Shares of the Company granted to a Grantee pursuant to the Plan.

(v) “Retirement” shall mean termination of service on the Board after having served continuously as a Director for at least three years and after having given the Company written notice of the director’s intent to retire no less than six months prior to the date of retirement, provided, however, such notice is not required if the termination of service is due to the director failing to be re-elected by the shareholders of the Company.

(w) “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

The common stock to be offered under the Plan shall be the Shares, which Shares may be unissued Shares or treasury Shares. Subject to the adjustments provided for in Section 6, the aggregate number of Shares that may be covered by Awards granted under the Plan shall not exceed 600,000 Shares, inclusive of all Shares subject to Awards granted under the Plan since its adoption in 2001. Shares subject to, but not delivered under, an Award terminating or expiring for any reason prior to its exercise, in the case of an Option, or vesting, in the case of Restricted Shares, in full shall be deemed available for Awards to be granted thereafter during the term of the Plan. In addition, any Shares tendered and/or withheld for the payment of all or a part of an Option shall again become available for Awards to be granted thereafter during the term of the Plan.

ARTICLE 4. GRANTS OF AWARDS

4.1 Non-Discretionary Grants. Upon the appointment or election of a person as a Non-Employee Director for the first time while this Plan is in effect, such Non-Employee Director shall receive a one-time grant of an Option for 15,000 Shares. In addition, on January 10 of each calendar year during the term of the Plan, each Non-Employee Director who is acting as a director on such January 10 shall receive a grant of an Option for 5,000 Shares. Notwithstanding anything herein to the contrary, no Options shall be granted under this Section 4.1 after May 31, 2007.

4.2 Discretionary Grants. Subject to shareholder approval of this Plan at the 2007 Annual Meeting of the Shareholders, the Executive Compensation Committee shall have the authority to grant Awards at its discretion to Non-Employee Directors pursuant to this Plan.

4.3 Terms and Conditions.

(a) Unless otherwise provided in the applicable Award Agreement, each Award of an Option granted under the Plan shall have the following terms and conditions:

(i) The exercise price of the Option (the “Option Exercise Price”) shall be equal to 100% of the Fair Market Value of the Shares on the date the Option is granted.

(ii) The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

(iii) Subject to Section 4.4, the Option shall become exercisable in four equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant of the Option. Notwithstanding this Section 4, upon a Change in Control, the Optionee shall have the right to exercise the Option in full as to all Shares subject to the Option.

(b) Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Shares granted under the Plan shall have the following terms and conditions:

(i) Any dividends paid with respect to Shares will be paid to holders of Restricted Shares granted, but not yet vested or forfeited, promptly without condition.

(ii) Subject to Section 4.4, the Restricted Shares shall vest in four equal annual installments, with the first installment vesting on the first anniversary of the date of grant of the Restricted Shares. Notwithstanding the provisions of this Section 4, upon a Change in Control, all Restricted Shares shall immediately vest.

4.4 Termination of Award.

(a) Options granted pursuant to Section 4.1.

(i) If the Grantee ceases to be a director of the Company for any reason other than death, Disability, or removal for Cause the Option shall terminate three months after the Grantee ceases to be a director of the Company (unless the Grantee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Grantee was entitled to purchase on the day preceding the day on which the Grantee ceased to be a director.

(ii) If the Grantee ceases to be a director of the Company because of removal for Cause, the Option shall immediately terminate on the date of the Grantee’s removal.

(iii) In the event of the Grantee’s death or Disability while serving as a director of the Company, or the Grantee’s death within three months after the Grantee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Grantee’s death or Disability, or (B) the Option’s expiration date. The Option shall be exercisable during such period after the Grantee’s death or Disability with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the Grantee’s death or Disability, as the case may be.

(b) Awards Granted pursuant to Section 4.2.

(i) If the Grantee ceases to be a director of the Company for any reason other than death, Disability, Retirement, or removal for Cause: (A) Options shall terminate three months after the Grantee ceases to be a director of the Company (unless the Grantee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Grantee was entitled to purchase on the day preceding the day on which the Grantee ceased to be a director, and (B) all Restricted Shares shall be immediately cancelled and forfeited.

(ii) If the Grantee ceases to be a director of the Company because of removal for Cause, Options shall immediately terminate and Restricted Shares shall be immediately cancelled and forfeited on the date of the Grantee’s removal.

(iii) In the event of the Grantee’s Retirement, Disability or death while serving as a director of the Company, or the Grantee’s death within three months after the Grantee ceases to be a director (other than by reason of removal for Cause), Options and Restricted Shares shall immediately vest in full.

4.5 Restrictions on Transferability of Awards. During the lifetime of the Grantee, each Option shall be exercisable only by the Grantee and an Award is non-transferable and will not be subject in any manner to sale, transfer, alienation, pledge, encumbrance or charge; provided, however, that (i) the Committee may, in its sole discretion, permit the transfer of an Award to a family trust for estate planning purposes and (ii) in the event a Non-Employee Director eligible to receive an Award was nominated to or chosen to serve on the Board pursuant to an arrangement between the Company and another Person, such Non-Employee Director may, upon notice in writing to the Board, direct the initial issuance of the Award (and any subsequent issuances of any Awards) to such other Person (irrespective of Section 4.1) or transfer his Award to such other Person (following an issuance or transfer under such circumstances, such other Person shall be a “Permitted Transferee”).

4.6 Award Agreement. Each Award shall be evidenced by an Award Agreement which shall set forth the number of Shares for which the Award was granted, the provisions set forth in this Article 4 relating to the Award and such other terms and conditions consistent with the Plan.

4.7 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Non-Employee Director. Except as provided in Section 4.3(a)(iii), however, in no event may any Option become exercisable within six months of the date of grant in the case of any Non-Employee Director subject to Section 16(b) of the Exchange Act. Options shall be exercised, in whole or in part, by delivery to the Company’s principal office of a written notice of exercise, to the attention of Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the “Exercise Date”), setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes. Applicable withholding taxes shall be calculated based on the Option Spread for each Share specified in the notice of exercise as of the Exercise Date. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company.

4.8 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option, or portion thereof, is exercised shall be paid to the Company in full at the time of exercise either (a) in cash or other cash equivalent acceptable to the Company, (b) by tendering Shares, if permitted by the Committee, having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price (provided, however, that in the case of a Non-Employee Director subject to Section 16(b) of the Exchange Act, such Shares have been held by the Non-Employee Director for at least six months prior to their tender), (c) a combination of (a) and (b) or any other reasonable consideration that the Committee may deem appropriate, or (d) pursuant to the cashless exercise provision set forth in Section 4.7.

ARTICLE 5. ADMINISTRATION

5.1 The Committee. The Plan shall be administered by the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. To the extent required by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority hereunder.

5.2 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

5.3 Section 409A Compliance. In the event any of the compensation or benefits provided to a Grantee pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable best efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Grantee pursuant to this Agreement; provided, that nothing in this Agreement shall require the Company to provide any gross-up or other tax reimbursement to the Grantee in connection with any violation of Section 409A or otherwise.

ARTICLE 6. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares, the Committee shall, subject to any required action by the shareholders of the Company, make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan and in the number, class and the Option Exercise Price of Shares subject to Awards granted under the Plan to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Awards; provided, that the number of Shares subject to any Award shall always be a whole number.

Restricted Shares shall be treated as outstanding Shares for the purpose of any transaction listed above. But unless otherwise provided herein or in any Award Agreement, such transaction shall not affect the restrictions applicable to the Restricted Shares.

ARTICLE 7. AMENDMENTS AND DISCONTINUANCE

7.1 In General. Except as provided in Sections 7.2 and 7.3 the Board may discontinue, amend, modify or terminate the Plan at any time.

7.2 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Grantee holding such Award. Notwithstanding the foregoing, however, the Company may terminate any outstanding Award(s), in which case the Company, in full consideration for such termination, shall pay with respect to any Award, or portion thereof, so terminated, (i) an amount equal to the Black-Scholes value of such Option, or portion thereof, determined based on the assumptions used for purposes of the Company’s then most recent proxy statement or, if not so used based on assumptions determined by the Committee or (ii) the Fair Market Value as of the date of termination of the Shares granted as Restricted Shares. Such payment shall be made as soon as practicable after the payment amounts are determined.

7.3 Shareholder Approval. No amendment to the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of the Code, Rule 16b-3 of the Exchange Act, or any New York Stock Exchange or securities exchange listing requirements.

7.4 No Option Repricing. The Company shall not reprice any Options, provided that the adjustments under Article 6 are not considered repricings. For purposes of the Plan, the term “reprice” shall mean lowering the Option Exercise Price of previously awarded Options.

ARTICLE 8. EFFECTIVE DATE AND TERMINATION OF THE PLAN

8.1 Effective Date. The Plan was initially adopted by the Board on May 21, 2001 (the “effective date”); no grants may be made under the Plan after May 31, 2017. The amendments to this Plan adopted by the Board on March 19, 2004 were approved by shareholders at the 2004 Annual Meeting of Shareholders. The amendments to this Plan adopted by the Board on April 2, 2007 are subject to shareholder approval at the 2007 Annual Meeting of Shareholders.

8.2 Termination Date. The Plan shall terminate on the earliest to occur of (1) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options or the vesting of Restricted Shares granted under the Plan; (2) 10 years after the date of shareholder approval at the 2007 Annual Meeting of Shareholders; or (3) such earlier date as the Board may determine.

ARTICLE 9. NO RIGHT TO RE-ELECTION

Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Non-Employee Director any right to continue as a director of the Company, to be renominated by the Board or re-elected by the shareholders of the Company.

ARTICLE 10. INDEMNIFICATION; DECISIONS BINDING

10.1 Indemnification. No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

10.2 Determinations of the Committee. Any grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

ARTICLE 11. GOVERNING LAW

The provisions of the Plan and all agreements under the Plan shall be construed, administered and enforced according to the laws of the State of Delaware without regard to its conflict of laws rules.